Exhibit 23.5

CONSENT OF WILLIAM FEYERABEND

The undersigned hereby consents to the use of the undersigned’s name and information derived from the Technical Report titled “Technical Report on the Mojave Lithium Property, San Bernardino County, California, USA” dated September 13, 2016, which is included in, or incorporated by reference into, the Registration Statement on Form S-8 dated January 28, 2022 and any amendments and exhibits thereto, of Standard Lithium Ltd.

/s/ William Feyerabend
William Feyerabend

Date: January 28, 2022